EXHIBIT 1

                                 JOINT FILING AGREEMENT

    The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.



                     Dated: June 10, 2000

                                ARTISAN INVESTMENT CORPORATION
                                for itself and as general partner of
                                ARTISAN PARTNERS LIMITED PARTNERSHIP


                              By:  /s/ Andrew A. Ziegler
                                   ----------------------
                                   Andrew A. Ziegler
                                   President

                              ANDREW A. ZIEGLER

                              /s/ Andrew A. Ziegler
                              ------------------------------

                              CARLENE MURPHY ZIEGLER

                              /s/ Carlene Murphy Ziegler
                              ------------------------------